UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

AVIGEN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 748-7150

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 5, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Avigen, Inc., pursuant to authority previously granted by the Board of Directors, approved adjustments to the compensation packages for Avigen’s executive officers based upon assessments of both corporate and individual performance objectives and the discretion of the Committee.

     Bonus payments for the year ended December 31, 2007 were determined for each individual executive officer based on target bonus payments that represented a percent of base salary between 35% and 45%. Target bonus payments were subsequently weighted so that the bonus payments received were based on the assessments of the achievement of corporate performance objectives as well as the achievement of individual performance objectives.

     The Committee established new annual salaries effective January 1, 2008, and authorized bonus payments for the year ended December 31, 2007, for the Avigen’s executive officers, as follows:

Name	Position	Salary	Bonus
Kenneth G. Chahine, J.D., Ph.D.	President, Chief Executive	$443,251	$158,380
	Officer and Director
Michael Coffee	Chief Business Officer	$313,903	$90,636
Kirk Johnson, Ph.D.	Vice President, Research and	$278,528	$74,025
	Development
Andrew A. Sauter	Vice President, Finance	$267,931	$68,903
M. Christina Thomson, J.D.	Vice President, Corporate	$221,524	$65,062
	Counsel and Secretary

     The Committee is in the process of finalizing criteria for corporate and individual performance objectives that are intended to be used to establish target bonus payments for the compensation year ending December 31, 2008. The Board of Directors reserves the right to modify the performance objectives established by the Committee for the period ending December 31, 2008 at any time based on business changes during the year, and to apply its discretion in determining the weighting factors used to modify future target bonus payments.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: December 7, 2007	By:	/s/ Andrew A. Sauter

Andrew A. Sauter
Vice President, Finance